FLORIDA DEPARTMENT OF STATE
Division of Corporations

May 20, 2019

ADVANCED INCORPORATING SERVICE
WALK IN
TALLAHASSEE, FL

Re: Document Number P11000038861

The Articles of Amendment to the Articles of Incorporation of THUNDER ENERGIES CORPORATION, a Florida corporation, were filed on May 17, 2019.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Rebekah White
Regulatory Specialist III
Division of Corporations

Letter Number: 019A00010115

Articles of Amendment
to
Articles of Incorporation
of

2019 17 8:44

Thunder Energies Corporation

(Name of Corporation as currently filed with the Florida Dept. of State)

P11000038861

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ____________________

____
(Florida street address)

New Registered Office Address: ____________________, Florida __________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change. Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
2) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
3) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
4) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
5) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
6) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________

12

E. **<u>If amending or adding additional Articles, enter change(s) here</u>**:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV (4) Capital Stock

The Board of Directors, with approval of a shareholder who holds voting control over the Company through the Company's super-voting Series A Preferred Stock, voted for and approved a one-for-twenty (1:20) reverse division of the issued shares of the Common Stock of the Company with an effective date of June 7, 2019. The effective date shall be determined by and subject to the corporate action approval of FINRA. It was further approved by the Board of Directors and the aforementioned shareholder that the number of authorized shares of Company Common Stock would remain unchanged (900,000,000) after such reverse stock split is effectuated.

F. **<u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>**
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: May 14, 2019, if other than the date this document was signed.

Effective date if applicable: June 7, 2019

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

- [x] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

- [ ] The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

  "The number of votes cast for the amendment(s) was/were sufficient for approval

  by ______________________________."

  (voting group)

- [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

- [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated May 16, 2019

Signature X [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Dr. Ruggero M. Santilli

(Typed or printed name of person signing)

Chief Executive Officer / Director

(Title of person signing)